UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
July 12, 2010

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-34228 (COMMISSION FILE NUMBER)	66-071-6485 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue New York, New York 10171 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 12, 2010, General Maritime Corporation (the “Company”) entered into an amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of October 20, 2008, among the Company, General Maritime Subsidiary Corporation, the various lenders party thereto, Nordea Bank Finland plc, New York Branch (“Nordea”) as administrative and collateral agents and Nordea, DnB NOR Bank ASA, New York Branch and HSH Nordbank AG, as joint lead arrangers and joint bookrunners (the “Credit Facility”).  The Amendment revises the indebtedness covenant to permit the Company to incur indebtedness under the proposed new $372 million senior secured credit facility previously announced by the Company.  In addition, the Company has entered into agreements with subsidiaries of Metrostar Management Corporation group to acquire five VLCCs and two Suezmax newbuildings (the “New Vessels”) for an aggregate purchase price of approximately $620 million, as previously announced by the Company.  The Amendment revised the definition of EBITDA to include the earnings of the New Vessels when they are acquired.  Under the Credit Facility, the Company is obligated to comply with certain financial covenants, including a net debt to EBITDA ratio maintenance covenant.  Subject to certain exceptions, the Company is also not permitted to incur any indebtedness which would cause any default or event of default under the financial covenants, either on a pro forma basis for the most recently ended four consecutive fiscal quarters or on a projected basis for the one year period following such incurrence (the “Incurrence Test”).  As a result of the Amendment, when such New Vessels are acquired, the Company will be able to include the earnings of the New Vessels when calculating the net debt to EBITDA ratio, including as part of the Incurrence Test.  The earnings will be deemed to be the 10-year monthly average of the daily historical spot rates published by Clarksons PLC for the particular vessel class less an amount equal to the good faith estimate of the daily operating expenses.  All other material terms of the Credit Facility remain unchanged.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Please see the disclosure set forth above in Item 1.01.

Item 7.01.	Regulation FD Disclosure

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of the Company, dated July 13, 2010, disclosing the entry into the Amendment.

The information set forth under Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated July 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)

By:	/s/ Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Executive Vice President, Chief Financial Officer

Date:  July 13, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 13, 2010.